UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lee Road, Suite 103

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 16, 2024, Aclaris Therapeutics, Inc. (the “Company”) issued a press release announcing, among other things, its preliminary unaudited aggregate cash, cash equivalents and marketable securities as of December 31, 2023. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Departure of Douglas Manion as Chief Executive Officer and President and Director

On January 15, 2024, the Company and Douglas Manion mutually agreed that Dr. Manion will step down as the Company’s Chief Executive Officer and President and resign from the Board of Directors (the “Board”), effective January 16, 2024. Dr. Manion’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Appointment of Neal Walker as Interim Chief Executive Officer and President

In connection with the departure of Dr. Manion, on January 15, 2024, the Board appointed Neal Walker as the Company’s Interim Chief Executive Officer and President, effective January 17, 2024. Dr. Walker will continue to serve as the Chair of the Board. Biographical information about Dr. Walker is contained in the Company’s Definitive Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 20, 2023 under the caption “Election of Directors” and is incorporated herein by reference. Effective January 17, 2024, Dr. Walker will no longer be eligible to receive compensation under the Company’s non-employee director compensation policy.

There are no arrangements or understandings between Dr. Walker and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Dr. Walker and any of the Company’s other directors or executive officers. There are no related party transactions between Dr. Walker and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Walker has previously entered into the Company’s standard form of indemnification agreement.  The Company also anticipates entering into an agreement with Dr. Walker setting forth the terms of his compensation as the Company’s Interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated January 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Kevin Balthaser
Date: January 19, 2024		Kevin Balthaser
Chief Financial Officer

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